UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
   Preliminary Proxy Statement
   Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
   Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to §240.14a-12

mPhase Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   No fee required
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

mPHASE TECHNOLOGIES, INC.
587 CONNECTICUT AVENUE
NORWALK, CONNECTICUT 06854-1711

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 15, 2004

TO THE SHAREHOLDERS OF mPHASE TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of mPhase Technologies, Inc. (the “Company”) will be held on Tuesday, June 15, 2004, at 10:00 a.m. Eastern time at the Company’s principal executive offices located at 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711. The Special Meeting is being held for the limited purpose of approving an amendment to the Company’s Amended Certificate of Incorporation (1) to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares and (2) to change the par value of the Company’s common stock from no par value to $.01 par value per share.

The Company’s Board of Directors unanimously recommends that shareholders approve the proposed amendment, which is more fully described in the enclosed Proxy Statement.

The Board of Directors of the Company has fixed the close of business on April 16, 2004 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting or any adjournment(s) or postponement(s) thereof. A complete list of shareholders entitled to notice of and to vote at the Special Meeting will be available for inspection by shareholders at our principal executive offices during normal business hours for a period of 10 days prior to the Special Meeting.

Your vote is very important. Whether or not you expect to attend the Special Meeting in person, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save the Company further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. We have enclosed an addressed envelope for which no postage is required if mailed in the United States.

By Order of the Board of Directors

/s/ Gustave T. Dotoli

Gustave T. Dotoli
Corporate Secretary

May 14, 2004

mPHASE TECHNOLOGIES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 15, 2004

This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. (the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the Special Meeting of Shareholders and at any adjournment(s) or postponement(s) thereof. The Special Meeting will be held on Tuesday, June 15, 2004 at 10:00 a.m. Eastern time at the Company’s principal executive offices located at 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.

The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent or given to shareholders is May 14, 2004.

Matter to be Considered at the Meeting

At the Special Meeting, shareholders will be asked to approve an amendment to the Company’s Amended Certificate of Incorporation (1) to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares and (2) to change the par value of the Company’s common stock from no par value to $.01 par value per share. The purpose of the proposed amendment is to give the Company a sufficient number of shares to enable the Board of Directors, at its discretion and without further shareholder approval, to issue shares in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons For and Effects of the Proposal.”

Record Date

The securities that may be voted at the Special Meeting consist of the Company’s common stock, no par value. The Board of Directors has fixed the close of business on April 16, 2004, as the record date for determining the holders of common stock who are entitled to notice of and to vote at the Special Meeting. On the record date, the Company had outstanding 82,910,707 shares of common stock that were eligible to be voted at the Special Meeting. Each holder of record of common tock on the record date is entitled to one vote per share on the proposal presented at the Special Meeting, exercisable in person or by proxy.

Quorum and Votes Required

The holders of a majority of the total shares of common stock issued and outstanding at the close of business on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If there are not sufficient votes in attendance at the meeting in person or by proxy for approval of the matter to be voted upon at the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies. Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting, is required for the approval of the proposal to be voted upon at the Special Meeting.

Shares abstaining or withheld from voting, as well as broker “non-votes,” are counted as shares represented at the Special Meeting in order to determine a quorum, but will not be counted as votes cast in favor of the proposal. Therefore, abstentions and votes withheld, as well as broker “non-votes,” will have the effect of a vote against the proposal. The term broker “non-votes” refers to shares held by brokers and other nominees or fiduciaries that are present at the Special Meeting, but are not voted on a particular matter because those persons are precluded from exercising their voting authority because of the matter’s non-routine matter abstentions and broker non-votes will not affect the outcome of such matter.

Solicitation Procedures

The accompanying proxy is solicited by and on behalf of the Company’s Board of Directors.

Proxies will be solicited primarily by mail. Proxies may also be personally solicited by directors, officers or regular employees of the Company (who, except as noted below, will not be compensated separately for their services) by mail, telephone, telegraph, cable, facsimile, electronic mail, personal discussion or otherwise. The Company has specially engaged the services of Abraham Biderman, a director of the Company, to solicit proxies on the Company’s behalf. The Company has agreed to pay Mr. Biderman $50,000 in the event that the shareholders approve the proposed amendment to the Company’s Amended Certificate of Incorporation that is the subject of this Proxy Statement.

The Company will request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock held of record by such persons and request authority for the execution of proxies. The Company may reimburse such entities for their reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company’s common stock.

The Company will bear the cost of solicitating proxies from its shareholders. The Company expects that such cost will be approximately $110,000.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute revocation of a proxy unless the shareholder votes its shares of common stock in person at the Special Meeting.

Please complete, date, sign and return the accompanying proxy promptly.

Voting by Proxy

The Company’s common stock represented by properly executed proxies received at or before the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. The Company’s common stock represented by properly executed proxies for which no instruction is given will be voted “FOR” approval of the herein referenced proposal. If any other matter properly comes before the Special Meeting, the persons named as proxies will vote upon such matter according to their judgment.

If the Special Meeting is postponed or adjourned for any reason at any subsequent reconvening of the Special Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL TO AMEND THE COMPANY’S AMENDED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
FROM 150,000,000 SHARES TO 250,000,000 SHARES AND TO CHANGE THE
PAR VALUE OF THE COMPANY’S COMMON STOCK FROM
NO PAR VALUE TO $.01 PAR VALUE PER SHARE

Background

The Company’s Amended Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 150,000,000 shares of common stock, no par value per share. On April 21, 2004, the Company’s Board of Directors unanimously approved an amendment to Article 4 of the Company’s Amended Certificate of Incorporation (1) to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares and (2) to change the par value of the Company’s common stock from no par value to $.01 par value per share. In accordance with New Jersey law, the proposed amendment to the Amended Certificate of Incorporation is subject to shareholder approval.

In the event that shareholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment to the Amended Certificate of Incorporation with the New Jersey Secretary of State on or about the close of business on the date of the Special Meeting. A form of the Certificate of Amendment to the Amended Certificate of Incorporation is set forth as Appendix A to this Proxy Statement.

As of April 16, 2004, out of the 150,000,000 shares of common stock currently authorized for issuance under the Amended Certificate of Incorporation, a total of 82,910,707 shares were issued and outstanding and 63,646,366 shares were reserved for issuance upon exercise of the Company’s stock options, warrants and other convertible securities. An increase in the number of shares of common stock authorized for issuance under the Company’s Amended Certificate of Incorporation is necessary to permit the Company to have additional shares available for issuance in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons For and Effects Of the Proposal.” The Board has also voted to change the par value of the Company’s common stock from no par value to $.01 par value per share.

Reasons for and Effects of the Proposal

Due to the limited number of shares of common stock available to be issued, the Board of Directors has unanimously approved, and voted to recommend that the shareholders approve, an amendment to the Company’s Amended Certificate of Incorporation pursuant to which (1) the number of shares of common stock which the Company would be authorized to issue would be increased from 150,000,000 shares to 250,000,000 shares and (2) the par value of the Company’s common stock would change from no par value to $.01 par value per share.

The Board of Directors believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock. Other than for the possibility of issuing new shares of common stock upon the exercise of outstanding stock options or warrants, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment to the Amended Certificate of Incorporation. However, the Company anticipates that it will need to raise additional equity capital in the near future through the issuance of common stock or other securities that are convertible into, or otherwise grant the holder thereof the right to purchase, common stock.

Any issuance of additional shares of common stock could reduce the current shareholders’ proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of common stock entitles each shareholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

The change in the Company’s common stock from no par value to $.01 par value per share is proposed to facilitate the Company’s record keeping and accounting functions and is not expected to have any adverse effect on shareholders.

Implementation of the Increase in Authorized Common Stock and Change in Par Value

The increase in the authorized common stock and change in par value would be implemented by effecting an amendment to the Company’s Amended Certificate of Incorporation, replacing the current Article 4 with a new Article 4 as follows:

“4. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 250,000,000 shares, par value $.01 per share ”

Assuming the increase in authorized common stock and change in par value is approved by the shareholders at the Special Meeting, an amendment to the Company’s Amended Certificate of Incorporation will be filed with the Secretary of State of the State of New Jersey, and the increase in authorized common stock will become effective as of 5:00 p.m. Eastern time on the date of such filing. The Company expects that such filing will take place on or about the date the Special Meeting is held. The increase in authorized common stock and change in par value may be abandoned by the Board of Directors at any time before or after the Special Meeting should the shareholders not approve this proposal. The proposed Certificate of Amendment to the Amended Certificate of Incorporation is attached as Exhibit A hereto.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION THEREFORE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 250,000,000 SHARES, AND CHANGING ALL SHARES OF COMMON STOCK FROM NO PAR VALUE TO $.01 PAR VALUE PER SHARE, AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of June 30, 2003, certain information regarding the beneficial ownership of the Company’s shares by each person who is known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding common stock:

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership of Common Stock Outstanding (2)

Necdet F. Ergul (7)(8)	16,477,451	21.0%
Ronald A. Durando (3)(7)	15,584,548	19.9%
Microphase (11)	14,169,535	18.2%
Janifast (12)	8,550,000	11.7%
Gustave T. Dotoli (7)(9)	4,596,100	6.1%
Lintel, Inc. (6)	4,114,219	5.7%
Martin S. Smiley (10)	3,841,050	5.2%
J. Lee Barton (4)(6)(7)	3,589,000	5.0%

The following table sets forth as of June 30, 2003, certain information regarding the beneficial ownership of the Company’s shares by each of our directors, by the Company’s chief executive officer and the Company’s four other executive officers, and by all of our directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership of Common Stock Outstanding (2)

Necdet F. Ergul (7)(8)	16,477,451	21.0%
Ronald A. Durando (3)(7)	15,584,548	19.9%
Gustave T. Dotoli (7)(9)	4,596,100	6.1%
Martin S. Smiley (10)	3,841,050	5.2%
David Klimek (7)	715,000	1.0%
Abraham Biderman (5)(7)	312,733	*
Anthony Guerino (7)	302,500	*
Michael McInerney (7)	168,900	*
All directors & executive officers as a group (eight people)	48,429,499	52.0%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.
(2)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The percentage for each beneficial owner listed above is based on 72,086,182 shares outstanding on October 27, 2003, and, with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after October 27, 2003, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares indicated in the table include the following number of shares issuable upon the exercise of warrants or options:

Necdet F. Ergul	6,541,250
Ronald A. Durando	6,142,067
Gustave Dotoli	3,513,067
J. Lee Barton	295,000
Lintel, Inc.	—
David Klimek	322,500
Martin Smiley	2,443,007
Michael McInerney	155,500
Abraham Biderman	307,500
Anthony Guerino	302,500

(3)
Includes (i) 1,396,148 shares held by Durando Investment LLC, which Mr. Durando controls, (ii) 7,350,000 shares and 1,200,000 warrants held by Janifast, (iii) 230,000 shares owned by Karen and Ronald Durando Foundation, and (iv) 95,000 shares owned by Durando Charitable Remainder Trust.

(4)	Includes 100,000 shares owned by Kim Barton, his wife and 100,000 shares owned by Betty Barton, his daughter.
(5)	Includes 5,233 shares of common stock, options and warrants for 272,500 shares of common stock. Does not include 1,103,225 shares held by Lipper & Co., where Mr. Biderman is a director.
(6)	The address for Lintel, Inc. and J. Lee Barton, who is Chief Executive Officer of Lintel, Inc. is 196 North Forest Avenue, P.O. Box 388, Hartwell, GA 30643.
(7)	Includes options for 25,000 shares of common stock received as compensation for participation on the Board of Directors.
(8)
Includes (i) 200,000 shares owned by Berrin Snyder, his daughter, (ii) 150,000 shares owned by Eda Peterson, his daughter, and (iii) 8,244,667 shares, 3,200,000 warrants and 1,200,000 shares and warrants to purchase 1,200,000 issuable pursuant to the terms of a convertible note held by Microphase Corporation, a company in which Mr. Ergul is the President and Chief Executive Officer.

(9)	Includes 195,000 shares owned by Patricia and Gustave Dotoli Foundation and 30,000 shares owned by Dotoli Charitable Remainder Trust.
(10)	Includes 333,334 shares and warrants to purchase 333,334 shares issuable pursuant to the terms of a convertible note.
(11)
Includes 8,244,667 shares, 3,200,000 warrants and 1,200,000 shares and warrants to purchase 1,200,000 shares issuable pursuant to the terms of a convertible note held by Microphase Corporation, the totals of which are included in the total beneficially owned shares of Necedet F. Ergul.

(12)	Includes 7,350,000 shares and 1,200,000 warrants, the totals of which are included in the total beneficially owned shares of Ronald A. Durando.

Cost of Solicitation

The accompanying Proxy is solicited by and on behalf of the Company’s Board of Directors. The Company will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram, facsimile, cable, electronic mail, personal discussion or otherwise. Such directors, officers and employees will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also will be requested to forward proxy materials to beneficial owners of shares held of record by them. The Company may reimburse brokerage firms, nominees, custodians, fiduciaries and other record holders for their reasonable out of pocket expenses in forwarding proxy materials to the beneficial owners and obtaining their proxies.

Appraisal Rights

Under New Jersey law and the Company’s Amended Certificate of Incorporation, no appraisal rights are available to dissenting shareholders with regard to the corporate action contemplated by the above Proposal.

Financial and Other Information

A copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003, is being provided to all shareholders with this Proxy Statement and is incorporated by reference herein.

In addition, the Company’s Annual Report on Form 10-K, as amended, with exhibits thereto is available via the Internet at the website http://www.freeedgar.com or at http://www.sec.gov.

The Company does not expect representatives of Rosenberg Rich Baker Berman & Company, the Company’s principal accountants for the current year and the most recently completed current year, to be present at the Special Meeting. If they were present at the Special Meeting they would have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Shareholders Proposals for 2004 Annual Meeting

Notice of any shareholder proposal that is intended to be included in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than December 1, 2004. Such notice must be in writing and must comply with the other provisions under Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the persons named in the proxy for the 2004 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter that is not received by us on or before December 1, 2004. Any notices regarding shareholder proposals must be received by the Company at its principal executive offices at 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Special Meeting other than the proposal set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

/s/ Gustave T. Dotoli

Gustave T. Dotoli
Corporate Secretary

Norwalk, Connecticut
May 14, 2004

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APPENDIX A
mPHASE TECHNOLOGIES, INC.
PROXY

The undersigned hereby appoints Gustave T. Dotoli and Martin Smiley or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Special Meeting of Shareholders and to vote all shares of mPhase Technologies, Inc., which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at the Company’s principal executive offices located at 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711, on Tuesday, June 15, 2004, at 10:00 a.m. Eastern time, and at any postponement(s) or adjournment(s) upon the following matter:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

(Continued, and to be signed on next page)

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A-1

SPECIAL MEETING OF SHAREHOLDERS
mPHASE TECHNOLOGIES, INC.
TUESDAY, JUNE 15, 2004
10:00 A.M.

   Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL AT RIGHT.

FOR AGAINST ABSTAIN	1.	Approval of an amendment to the Amended Certificate of Incorporation authorizing the issuance of up to 250,000,000 shares of common stock and changing the par value of the common stock of the Company from “no par” value to $.01 par value per share.

Change of Address

I plan to attend the meeting

I do not plan to attend the meeting

SIGNATURE	DATE

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

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A-2

APPENDIX A
PROPOSED AMENDMENT TO
AMENDED CERTIFICATE OF INCORPORATION
MPHASE TECHNOLOGIES, INC.
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Under Section 14A:9-4(3) of Title 14A, Corporations, General of the New Jersey Statutes, the undersigned does hereby amend the Certificate of Incorporation of mPhase Technologies, Inc. as follows:

1.      Amendment:

The authorized shares of the Corporation are hereby changed to 250,000,000 shares, par value $.01 per share, from 150,000,000 shares, no par value, by deleting Paragraph 4 of the Certificate of Incorporation, filed with the Secretary of State on December 18, 1979, as corrected June 29, 1987 and as amended August 28, 1987, April 17, 1997, June 2, 1997 and September 20, 2000, which reads as follows:

“4. The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000, no par value.”

and inserting in place thereof:

“4. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 250,000,0000 shares, par value $.01 per share.”

2.      Date of Adoption:

The date of the adoption of this Amendment to the Certificate of Incorporation by the Shareholders was June 15, 2004.

3.      Number of Shares Outstanding and Entitled to Vote:

The number of shares of the capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was Eighty-Two Million, Nine Hundred Ten Thousand, Seven Hundred and Seven (82,910,707).

7.      Number of Shares Voted:

The number of shares of capital stock of the Corporation which voted for the adoption of said Amendment was ______ shares and the number of shares voted against the adoption of said Amendment was ______shares. Shares not voting were ____________shares.

The undersigned as President of the above Corporation has signed this Certificate of Amendment of Certificate of Incorporation this 15th day of June, 2004.

ATTEST:	MPHASE TECHNOLOGIES, INC.

Gustave T. Dotoli	Ronald A. Durando
Secretary	President